Exhibit 10.10

EXECUTION COPY

FUNDING GUARANTY

THIS FUNDING GUARANTY (this “Guaranty”), dated as of July 1, 2009 (the “Date of Issuance”), made by Dexia Crédit Local S.A., a French share company licensed as a bank under French law (the “Guarantor”), in favor of Financial Security Assurance Inc., a New York stock insurance company (“FSA”) and Financial Security Assurance International, Ltd. (“FSA International”, each of FSA and FSA International being referred to herein as a “Beneficiary”).

W I T N E S S E T H:

WHEREAS, pursuant to a Purchase Agreement, dated as of November 14, 2008 (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), among Dexia Holdings, Inc., a Delaware corporation (“DHI”), the Guarantor, and Assured Guaranty Ltd., a Bermuda company (“Buyer”), DHI has agreed to sell and transfer to Buyer all of the Shares owned by DHI of Financial Security Assurance Holdings Ltd., a New York corporation (“FSAH”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, (a) DHI has agreed to (i) assume all rights and obligations related to and incurred in connection with the operation of the Medium-Term Note Business and (ii) manage the day-to-day operations of the Medium-Term Note Business, in each case through its Affiliate, the Guarantor, and (b) FSA has agreed to (i) retain all rights and obligations related to and incurred in connection with the operation of the Leveraged Tax Lease Business and (ii) manage the day-to-day operations of the Leveraged Tax Lease Business (such agreements being collectively referred to as the “FSA Global Business Separation”);

WHEREAS, in furtherance of the FSA Global Business Separation, the Guarantor desires to enter into this Guaranty;

WHEREAS, in addition to this Guaranty, the FSA Global Business Separation will be effectuated by, among other agreements, the Separation Agreement, the FSA Global Guaranty Reimbursement Agreement, the Indemnification Agreement and the Reimbursement Guaranty;

WHEREAS, the Guarantor wishes to issue this Guaranty in relation to certain liabilities agreed to be retained or assumed in connection with the Purchase Agreement;

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, the Guarantor wishes to execute this Guaranty in order to facilitate the consummation of the Closing pursuant to the Purchase Agreement and to derive the direct and indirect benefits thereof;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Guarantor agrees, for the benefit of each Beneficiary and Buyer, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Terms.  Capitalized terms used but not defined herein have the meaning provided to them under the Separation Agreement.  The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Beneficiary” is defined in the preamble.

“Buyer” is defined in the first recital.

“Date of Issuance” is defined in the preamble.

“Debtor Relief Laws” is defined in Section 2.3.

“DHI” is defined in the first recital.

“FSA” is defined in the preamble.

“FSA Global” means FSA Global Funding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“FSA International” is defined in the preamble.

“FSA Policy” means an FSA MTN Business Policy as defined in the Separation Agreement.

“FSAH” is defined in the preamble.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Late Funding Rate” means a rate per annum equal to the sum of the Prime Lending Rate plus 2.00%.

“Obligation” means the amount of any payment required to be made by FSA or FSA International under any FSA Policy, including accelerated amounts under such FSA Policy to the extent described in the Separation Agreement.  For the avoidance of doubt, “Obligation” does not include any amount owing under any FSA Policy that has been accelerated other than as permitted under the Separation Agreement.

“Obligation Currency” is defined in Section 2.10.

“Policy Claim” means, with respect to any FSA Policy, a claim for payment of an Obligation under such FSA Policy.

“Prime Lending Rate” shall mean the rate that The Bank of New York Mellon announces from time to time as its prime lending rate.

“Process Agent” is defined in Section 4.8.

“Purchase Agreement” is defined in the first recital.

“Separation Agreement” means the Separation Agreement, dated as of July 1, 2009, by and among the Guarantor, FSA, FSA International, FSA Global and Premier.

ARTICLE II
GUARANTY PROVISIONS

SECTION 2.1.  Guaranty.  (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of each Beneficiary, the prompt, punctual and complete payment to or on behalf of the relevant Beneficiary, whether at stated maturity, by required prepayment, acceleration or otherwise, of each Obligation payable by such Beneficiary, whether for principal, interest, premiums, margin, indemnity obligations of the relevant Beneficiary or otherwise, as determined in accordance with the terms of such Obligation in existence on the date hereof, without regard to any amendments or modifications to the terms of such Obligations occurring after the Date of Issuance to which the Guarantor has not given its prior written consent (unless the consent of the relevant Beneficiary was not required for such amendments or modifications) plus interest at the Late Funding Rate on such Obligation from the date on which payment is required by the Guarantor hereunder to the date of payment hereunder, whether before or after any judgment and including interest that accrues after the commencement by or against the Guarantor of any proceeding under any Debtor Relief Laws.  This Guaranty constitutes a guaranty of payment when due and not of collection, and the obligations of the Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon any request or demand made upon, or notice given to the Guarantor (other than as set forth in Section 2.1(b) below), or the pursuit by the relevant Beneficiary of any right, claim, demand or remedies they may have against any Person under any of the Obligations (whether pursuant to the terms thereof or otherwise).  Each and every default in any payment guaranteed hereby of any term, covenant or condition contained in the Obligations shall give rise to a separate cause of action hereunder by the relevant Beneficiary and separate suits may be brought hereunder as each such cause of action arises.

(b)          No later than 12:00 p.m. New York time on the later of (i) one Business Day following receipt by the Guarantor of a notice of claim under an FSA Policy substantially in the form required for such notice of claim under the relevant FSA Policy, and (ii) one Business Day prior to the date the related Obligation is due (including by acceleration to the extent described in the Separation Agreement) under the relevant FSA Policy, the Guarantor shall make payment by wire transfer of immediately available funds in the relevant Obligation Currency of the relevant Obligations (A) if the payment is being made on or before the date specified in clause (ii) of this subsection (b), to the account of the beneficiary of the applicable FSA Policy, as specified in the notice of claim and (B) in all other cases, to the following account of the Beneficiaries, or to such other account as the relevant Beneficiary may specify to the Guarantor from time to time by written notice delivered to the Guarantor’s address specified in the Separation Agreement.

(i) for Financial Security Assurance Inc.

Bank:	The Bank of New York
One Wall Street
New York, NY 10286
Bank ABA:	021 000 018
or
Bank SWIFT #:	IRVTUS3N
Account Name:	Financial Security Assurance Inc.
Account # :	8900 297 263
Ref:	Please include full details on the wire.

(ii) for FSA International Ltd.

Intermediary Bank:	HSBC Bank USA
Intermediary Bank Address:	452 Fifth Avenue
New York, NY
USA 10018
Swift Code:	MRMDUS33
Chips ABA:	0108
Fed ABA:	021 001 088
Beneficiary Bank:	Bank of Bermuda Limited
6 Front Street
Hamilton HM11, Bermuda
SWIFT CODE:	BBDABMHM
Account Name:	FINANCIAL SECURITY ASSURANCE INTERNAITONAL LTD
Account Number:	1010927383

Simultaneously with such payment, Guarantor shall confirm such payment to the relevant Beneficiary by a telecopy delivered to the relevant Beneficiary at its address specified in the Separation Agreement. In the event that the Guarantor makes a payment to the relevant Beneficiary under the circumstances described in Section 2.1(b)(B), then (1) the relevant Beneficiary shall give Guarantor prompt notice of its payment of the related Policy Claim under the applicable FSA Policy and (2) if the relevant Beneficiary has failed to promptly pay such Policy Claim, it shall promptly return to the Guarantor the payment made to it by the Guarantor unless it promptly uses such payment to pay such Policy Claim.

(c)          To the extent a demand for payment is made under this Guaranty and the Reimbursement Guaranty relating to the same Policy Claim, and to the extent the related Obligation is not remitted pursuant to Section 2.1(b) within 12 Business Days following the time specified in Section 2.1(b), then such demand for payment, to the extent paid by the Guarantor, shall be deemed to have been made under the Reimbursement Guaranty.

SECTION 2.2.  Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Guarantor have been indefeasibly and irrevocably paid in full and all FSA Policies have been terminated in accordance with their terms (or fully and completely terminated and all obligations of the relevant Beneficiary thereunder have been released) and are not (and any amounts that may be required to be paid thereunder are not) subject to possible reinstatement.  The Guarantor guarantees that its payments to the relevant Beneficiary hereunder shall be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of such Beneficiary.

SECTION 2.3.  Reinstatement, etc.  The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) must be returned or restored by a Beneficiary, or by any beneficiary of the applicable FSA Policy, to any Person other than the relevant Beneficiary, Buyer or any subsidiary of Buyer, upon the occurrence of a Bankruptcy Event with respect to the Guarantor or otherwise, as though such payment had not been made.  The obligations of the Guarantor hereunder shall be unaffected by whether recovery upon such obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Belgium, France, the State of New York or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”).

SECTION 2.4.   Waivers of Defenses.

(a)           To the fullest extent permitted by applicable law, the Guarantor agrees not to assert, and hereby waives, for the benefit of each Beneficiary, all rights (whether by counterclaim, setoff, recoupment or otherwise) and defenses, whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Guarantor to avoid payment of its obligations under this Guaranty in accordance with the express provisions of this Guaranty, other than a defense based on prior payment or performance in full by the Guarantor of the relevant Obligation hereunder.

(b)           Without limitation of the foregoing, the Guarantor hereby waives:

(i)            any defense arising by reason of any disability or other defense of any Beneficiary or any other guarantor;

(ii)           any defense based on sovereign immunity of the Guarantor or any Affiliate thereof;

(iii)          any lack of validity, legality or enforceability of the Obligations, any Separation Document, any MTN Business Transaction Document or any FSA Policy;

(iv)          the failure of any Beneficiary (A) to assert any claim or demand or to enforce any right or remedy against any Person (including any other guarantors) under any FSA Policy or otherwise, or (B) to exercise any right or remedy against any reinsurer, obligor or other guarantor of, or collateral securing, any obligations which are insured by an FSA Policy;

(v)           the failure of any person to pay to the Guarantor any fees payable to it in consideration for issuance of this Guaranty when due;

(vi)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Beneficiary, or any other extension, compromise or renewal of any Obligation of any Beneficiary;

(vii)        any reduction, limitation, impairment or termination of the Obligations of any Beneficiary, including any claim of waiver, release, surrender, alteration or compromise;

(viii)       any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, nongenuineness, irregularity, repudiation, unenforceability of, or any other event or occurrence affecting, the Obligations of any Beneficiary or otherwise;

(ix)          any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Beneficiary securing any of the Obligations of such Beneficiary;

(x)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantor or any Beneficiary;

(xi)          any defense based on the occurrence or continuance of any DCL Event of Default or event which, with the giving of notice or lapse of time, would become such a DCL Event of Default;

(xii)        to the fullest extent permitted by law, any defense arising from fraud and/or fraud in the inducement and any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties;

(xiii)       any failure of any Beneficiary to timely pay any amount to the Guarantor under the Separation Agreement with respect to any Policy Claim or otherwise; or

(xiv)        any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any guarantor.

(c)           The Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

(d)           Notwithstanding the waivers set forth in this Section 2.4, the Guarantor reserves the right to assert, subsequent to making payment of amounts hereunder, any claim it may have against any person in relation to such amount, including without limitation any claim against any Beneficiary for any failure of any Beneficiary to comply with the terms of the Separation Agreement, and none of the foregoing waivers will prejudice any such claim the Guarantor may have, whether directly or as a subrogee, subsequent to making such payment; provided, that, the exercise of any subrogation or reimbursement rights that may accrue to the Guarantor against a third party shall be limited as described in the Separation Agreement.

SECTION 2.5.  Subordination; Subrogation, etc.  The Guarantor’s rights of subrogation and reimbursement shall be limited as described in the Separation Agreement.  Without prejudice to the Guarantor’s rights under the Separation Agreement, the Guarantor will not have any claim against any Beneficiary as guarantor or insurer in the nature of subrogation or reimbursement under any Obligation or FSA Policy.

SECTION 2.6.  Setoff.  The Guarantor shall not have the right to set-off any balance, claim, credit, deposit, accounts or money against amounts owing under this Guaranty.

SECTION 2.7.  Obligations Independent.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor (including, for the avoidance of doubt, any Beneficiary) and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any other person or entity is joined as a party.

SECTION 2.8.  Successors, Transferees and Assigns; Transfers of Obligations, etc.

(a)           Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by any Beneficiary without the consent of the Guarantor, not to be unreasonably withheld, other than pursuant to any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to such Beneficiary’s obligations under the FSA Policies and the Separation Agreement.

(b)          Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by the Guarantor without the consent of FSA, not to be unreasonably withheld, other than pursuant to a consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, pursuant to which (i) such successor or transferee succeeds in full to the Guarantor’s obligations hereunder; (ii) such successor or transferee is a regulated financial institution with a state or Federal branch within the United States; (iii) the Rating Agency Condition with respect to FSA is satisfied with respect to such consolidation, amalgamation, merger, transfer or corporate reorganization; (iv) the jurisdiction of organization of such successor or transferee is France, Belgium, Germany, Spain, Italy, Netherlands, Luxembourg, United Kingdom, Japan, Australia, New Zealand, Canada, Ireland, Switzerland or the United States; and (v) the credit ratings of such successor or transferee are the same or better as those of the Guarantor at the time of such consolidation, amalgamation, merger, transfer or corporate reorganization.

(c)           This Guaranty and any interest or obligation in or under this Guaranty will be binding on any successor, transferee or assignee of the Guarantor in connection with any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization of such Guarantor.

(d)           Any purported transfer that is not in compliance with this Section will be void ab initio.

SECTION 2.9.  Payments Free and Clear of Taxes, etc.  To the extent relevant to payments made under this Guaranty, Section 8.2 of the Separation Agreement applies as if incorporated herein.

SECTION 2.10.  Currency Indemnity.  Each reference in this Guaranty or any Obligation or related FSA Policy to the currency of any Obligation (the “Obligation Currency”) is of the essence.  The obligation of the Guarantor in respect of any amount due under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Obligation Currency that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in the other currency (after any premium and costs of exchange) on the second Business Day immediately following the day on which that Person receives that payment.  If the amount in the Obligation Currency that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amount, in the Obligation Currency, as is necessary to compensate for the shortfall.  Any obligation of the Guarantor not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and until discharged as provided herein, shall continue in full force and effect.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  The Guarantor hereby represents and warrants unto each Beneficiary as set forth below.

(a)           It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)           It has the power to execute this Guaranty and any other documentation relating to this Guaranty to which it is a party, to deliver this Guaranty and any other documentation relating to this Guaranty that it is required by this Guaranty to deliver and to perform its obligations under this Guaranty and has taken all necessary action to authorize such execution, delivery and performance;

(c)           Such execution, delivery and performance do not violate or conflict with any law, regulation or order applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected;

(d)           All governmental and other consents, approvals, licenses and authorizations that are required to have been obtained by it with respect to this Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)           The Guarantor’s obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f)            No DCL Event of Default has occurred and no such event or circumstance would occur as a result of its entering into this Guaranty;

(g)           There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Guaranty or its ability to perform its obligations under this Guaranty; and

(h)           The Guarantor is not the subject of any voluntary or involuntary bankruptcy or insolvency proceeding, and the Guarantor is solvent and will not be rendered insolvent by the transactions contemplated by the Separation Documents and the Purchase Agreement.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.1.  Transaction Agreement.  This Guaranty is a “Transaction Agreement” executed pursuant to the Purchase Agreement.

SECTION 4.2.  Expenses.  The Guarantor shall pay on demand any and all costs and expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement of any Beneficiary’s rights under this Guaranty.  Without prejudice to the survival of any other agreement of the Guarantor hereunder, the obligations of the Guarantor under this Section shall survive the payment in full of the Obligations and termination of this Guaranty.

SECTION 4.3.  Binding on Successors, Transferees and Assigns; Assignment of Guaranty.  In addition to, and not in limitation of, Section 2.8, this Guaranty shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of and be enforceable by each Beneficiary and its successors and permitted assigns (to the full extent provided pursuant to Section 2.8).

SECTION 4.4.  Amendment and Waiver.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  For the avoidance of doubt, any purported amendment of this Guaranty without the prior written consent of the Beneficiaries shall be void ab initio.

SECTION 4.5.  Notices.  Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be provided in accordance with the notice provisions of the Separation Agreement.

SECTION 4.6.  No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.2 and Section 2.4, no failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7.  Third Party Beneficiaries.  Nothing in this Guaranty shall confer any right, remedy or claim, express or implied, upon any Person other than the Beneficiaries, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Beneficiaries and their respective successors and permitted assigns.  This Guaranty or amounts paid hereunder does not reduce in any way the amount of the losses paid under the FSA Policies.  This Guaranty does not affect the rights and obligations of the parties to any third party reinsurance agreements covering the FSA Policies and any amounts paid under the Guaranty will not result in a reduction in the amounts owed by reinsurers under any such third party reinsurance agreements.  Without limiting the obligations of the Guarantor hereunder, to the extent that the Guarantor makes payments under this Guaranty for the benefit of a Beneficiary that are covered under reinsurance arrangements, this guarantee shall be considered non-recourse third party financing for the claim payments required to be paid by such Beneficiary under the terms of the relevant FSA Policy to be repaid solely in the amount of money that such Beneficiary actually collects from its reinsurers and from other recoveries payable to the Guarantor in accordance with the terms of the Separation Agreement.

SECTION 4.8.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN

SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.  The Guarantor hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in the City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Guaranty.  The Guarantor hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained in this Guaranty shall limit or affect the rights of any Beneficiary to enforce any judgment relating to this Guaranty in any jurisdiction or venue.  The Guarantor hereby appoints HF Services LLC (the “Process Agent”), with an office (a) on the date hereof and until July 27, 2009, at 31 West 52nd Street , New York, New York 10019, United States and (b) on and after July 27, 2009, at 445 Park Avenue, 5th Floor, New York, New York 10022, United States, as its agent to receive, on behalf of the Guarantor and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent’s above address, and the Guarantor hereby authorizes and directs the Process Agent to accept such service on its behalf.  The Guarantor may appoint a replacement Process Agent with an office in the State of New York by notice to FSA and Buyer.

SECTION 4.9.  Waiver of Jury Trial.  THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

SECTION 4.10.  SOVEREIGN IMMUNITY. To the extent that the Guarantor, or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, the Guarantor hereby irrevocably and unconditionally waives, and agrees not to plead or claim, to the fullest extent permitted by applicable law, any such immunity and consent to such relief and enforcement.

SECTION 4.11.  Severability.  The provisions of this Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Guaranty.  If any provision of this Guaranty, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Guaranty and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.12.  Section Headings.  The section and paragraph headings contained in this Guaranty are for reference purposes only and shall not in any way affect the meaning or interpretation of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

Address:	Dexia Crédit Local S.A.
1, Passerelle des Reflets
Tour Dexia la Défense
TSA 12203
92919 la Défense Cedex
Attention:	General Counsel
Facsimile:	+33 1 58 58 69 90